Exhibit 10.5

EXECUTION VERSION

Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K and, where applicable, have been marked with “[Intentionally Omitted]” to indicate where omissions have been made. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

March 5, 2025

HLEND CLO 2025-3, LLC,

as Borrower

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Trustee

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Loan Agent

and

EACH OF THE CLASS A LENDERS PARTY HERETO

CLASS A CREDIT AGREEMENT

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TABLE OF CONTENTS

(continued)

SCHEDULE 1	–	CLASS A LENDER INFORMATION
SCHEDULE 2	–	LOAN AGENT INFORMATION

EXHIBIT A	–	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B	–	CONFIRMATION OF REGISTRATION
EXHIBIT C	–	FORM OF BORROWING REQUEST

ii

CLASS A CREDIT AGREEMENT, dated as of March 5, 2025 (as amended, restated, supplemented or modified from time to time, this “Agreement”), among:

(1) HLEND CLO 2025-3, LLC, a Delaware Limited Liability company (the “Borrower”);

(2) each of the CLASS A LENDERS party hereto;

(3) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”); and

(3) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as agent for the Class A Lenders (in such capacity, together with its successors in such capacity, the “Loan Agent”).

WHEREAS, the Borrower, as issuer and the Collateral Trustee are party to an Indenture and Security Agreement, dated as of March 5, 2025 (as modified and supplemented and in effect from time to time, the “Indenture”), pursuant to which the Borrower has authorized and issued the Notes (as defined in the Indenture);

WHEREAS, the Borrower wishes to borrow from the Class A Lenders, and the Class A Lenders wish to lend to the Borrower, term loans under and in accordance with the terms set forth in this Agreement (the “Class A Loans”), which loans will rank pari passu with the Class A Notes issued under the Indenture; and

WHEREAS, the Borrower has, under and in accordance with the terms of the Indenture, granted to the Collateral Trustee, for the benefit and security of the Class A Lenders and the other Secured Parties specified therein, as their respective interests may appear, all of its right, title and interest in, to all of the Collateral Obligations and other Assets.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture. As used in this Agreement, the following terms shall have the meanings specified below:

“Additional Class A Lender” has the meaning specified in Section 2.06(a).

“Additional Class A Loan” has the meaning specified in Section 2.06(a).

“Additional Incurrence Date” means the date of issuance of any Additional Class A Loans pursuant to Section 2.06.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Class A Lender and an assignee of such Class A Lender substantially in the form of Exhibit A.

“Borrowing Request” shall have the meaning assigned to such term in Section 2.01(c).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the office of the Loan Agent is located or, for any final payment of principal, in the relevant place of presentation.

“Class A Lenders” means each Person who is a lender hereunder (including any Additional Class A Lender) or who becomes a lender hereunder by virtue of assignment via an Assignment and Acceptance.

“Class A Loan” has the meaning specified in the Recitals. For the avoidance of doubt, references to “Class A Loans” include any Additional Class A Loans.

“Class A Loan Event of Default” has the meaning specified in Section 6.01.

“Confirmation of Registration”: With respect to an uncertificated interest in the Class A Loan, a confirmation of registration, substantially in the form of Exhibit B, provided to the owner thereof promptly after the registration thereof in the Loan Register by the Loan Agent.

“Conversion Date” has the meaning specified in Section 2.07(a).

“Debt” means, collectively, the Notes and the Class A Loans.

“Default” means any condition or event that constitutes a Class A Loan Event of Default or that, with the giving of notice or lapse of time or both, would, unless cured or waived, become a Class A Loan Event of Default.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Loan Agent” has the meaning specified in the Recitals.

“Loan Register” and “Loan Registrar” have the respective meanings specified in Section 2.05(a).

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

Section 1.03. Conflict between Transaction Documents. If there is any conflict between this Agreement and the Indenture or any other Transaction Document, this Agreement, the Indenture and such other Transaction Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict between this Agreement and the Indenture, the Indenture shall prevail and control, and in the case and to the extent of any other conflict between this Agreement and any Transaction Document, this Agreement shall prevail and control.

ARTICLE II

THE CLASS A LOANS

Section 2.01. Commitments of the Class A Lenders.

(a) Subject to the terms and conditions set forth in Section 4.01 herein, each Class A Lender as of the Closing Date agrees to make a Class A Loan to the Borrower on the Closing Date in an amount equal to the amount set forth opposite such Class A Lender’s name on Schedule 1 attached hereto. The initial aggregate principal amount of all Class A Loans made hereunder shall be U.S.$25,000,000. In addition, subject to the terms and conditions set forth in Section 4.01 herein, on any Additional Incurrence Date, each Class A Lender with respect to Additional Class A Loans shall fund its Class A Loan in the applicable amount. No amount borrowed and consequently repaid or prepaid hereunder can be re-borrowed. The commitment of each Class A Lender to make the applicable Class A Loans under this Section 2.1(a) is herein referred to as its “Commitment.”

(b) Subject to the terms and conditions set forth in Section 4.01 herein, each Class A Lender shall fund its Class A Loans by wire transfer of immediately available funds by 10:00 a.m., New York time, on the Closing Date or applicable Additional Incurrence Date, to an account set forth on Schedule 2 attached hereto, as directed by the Loan Agent.

(c) All borrowings of the Class A Loans shall be made in accordance with this Section 2.01 by delivering a borrowing request in the form attached hereto as Exhibit C (any such request, a “Borrowing Request”).

Section 2.02. Confirmation of Registration.

(a) Upon the funding of the Class A Loans, the Loan Agent shall deliver to each Lender a Confirmation of Registration in the form of Exhibit B hereto. No Class A Loan will be represented by a promissory note or other instrument.

Section 2.03. Principal; Interest Rate.

(a) Principal of the Class A Loans, including mandatory and optional principal prepayments, shall be paid by the Borrower in part or in whole at the times and in the manner set forth in the Indenture, including (x) in connection with the Borrower’ repayment of such Debt pursuant to Section 2.7 of the Indenture, (y) in connection with a repayment or Refinancing of the Class A Loans pursuant to Article IX of the Indenture, or (z) otherwise, in accordance with the Priority of Payments. Unless earlier repaid, the Class A Loans shall mature, and the remaining principal amount thereof shall be due and payable in full, on the Payment Date in January 2037.

(b) Interest shall accrue on each Class A Loan or portion thereof which remains unpaid at a rate of the Reference Rate, as calculated under the Indenture, plus 1.40% and shall be due and payable at the times and in the manner set forth in the Indenture.

Section 2.04. Establishment of Class A Loan Account; Distributions.

(a) The Loan Agent shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account in the name of the Borrower subject to the lien of the Collateral Trustee for the benefit of the Secured Parties, which shall be designated as the “Class A Loan Account” and which shall be governed solely by the terms of this Agreement and the Securities Account Control Agreement. Such account shall be held in the name of the Borrower subject to the lien of the Collateral Trustee for the benefit of the Secured Parties and the Collateral Trustee shall have exclusive control over such account, subject to the Loan Agent’s right to give instructions specified herein. Any and all funds at any time on deposit in, or otherwise to the credit of, the Class A Loan Account shall be held in trust by the Collateral Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Class A Loan Account shall be to pay the interest on and the principal of the Class A Loans in accordance with the provisions of this Agreement and the Indenture. The Loan Agent agrees to give the Borrower, the Collateral Trustee and the Class A Lenders prompt notice if a Trust Officer of it receives notice that the Class A Loan Account or any funds on deposit therein, or otherwise to the credit of the Class A Loan Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(b) The Class A Loan Account shall remain at all times with a financial institution having a combined capital and surplus of at least U.S.$200,000,000 and (a) with a federal or state-chartered depository institution having a long-term issuer credit rating from S&P of at least “A” or a short-term issuer credit rating from S&P of at least “A” (or, if it has no short-term issuer credit rating, a long-term issuer credit rating of at least “A+” by S&P); provided that if such institution’s rating falls below the ratings set forth above, the assets held in such Account shall be moved within 30 calendar days to another institution that has such ratings. If the Loan Agent’s or such institution’s rating fall below the ratings set forth in this Section 2.04(b), the Borrower shall take commercially reasonable efforts to move the assets held in such account to another institution that satisfies such ratings within 30 calendar days of notice or knowledge thereof.

(c) On each Payment Date on which amounts are deposited into the Class A Loan Account for distribution to the Class A Lenders pursuant to Section 11.1 of the Indenture, the Loan Agent shall distribute such amounts to the Class A Lenders, pro rata, allocated based on amounts due thereto.

Section 2.05. Loan Register.

(a) The Borrower shall cause to be kept a register (the “Loan Register”) at the corporate trust office of the Loan Agent in which, subject to such reasonable procedures as it may prescribe, the Borrower shall provide for the recording and registering of the following information with respect to each Class A Lender:

(i) the name, notice details, wiring instructions and taxpayer identification number of such Class A Lender, together with the names of the authorized representatives of such Class A Lender and their mailing address, electronic mail address, telephone and facsimile numbers;

(ii) the Aggregate Outstanding Amount of Class A Loans (and stated interest thereon) funded by such Class A Lender; and

(iii) the Closing Date or applicable Additional Incurrence Date with respect to the Class A Loans of such Class A Lender.

The Loan Agent is hereby appointed “Loan Registrar” for the purpose of registering and recording the information described in clauses (i), (ii) and (iii) above.

The Loan Agent shall update the information contained in the Loan Register upon (i) the transfer of any Class A Loan, (ii) the funding of any Additional Class A Loan and (iii) the receipt of written notice from the Borrower or the applicable Class A Lender confirming a change in the notice details or the authorized representatives of any Class A Lender.

Absent manifest error, the information contained in the Loan Register will be conclusive evidence of the rights and obligations of each Class A Lender with respect to the Class A Loans held by such Class A Lender, and each party hereto shall treat each person whose name is recorded in the Loan Register pursuant to the terms hereof as a Class A Lender hereunder for all purposes of this Agreement.

On the Closing Date, on the date of each amendment thereto and from time to time upon request from the Registrar under the Indenture, the Loan Registrar shall provide to the Collateral Trustee, the Registrar, the Borrower or the Collateral Manager a copy of the information contained in the Loan Register and, upon request at any time by a Class A Lender, the Loan Registrar shall provide such Class A Lender a copy of the information contained in the Loan Register relating to the Class A Loans held by such Class A Lender.

Section 2.06. Additional Class A Loans.

(a) At any time during the Reinvestment Period and upon satisfaction of the conditions to such incurrence set forth in Section 2.13 of the Indenture, the Borrower may incur additional Class A Loans hereunder (each an “Additional Class A Loan”). The existing Class A Lenders shall have the first opportunity to make each Additional Class A Loan in such amounts as are necessary to preserve (as closely as reasonably practicable taking into consideration Minimum Denomination requirements) their pro rata holdings of Class A Loans or, if they decline, additional Persons (each an “Additional Class A Lender”) may deliver a signature page and become Class A Lenders for all purposes hereunder.

(b) Any Additional Class A Loans issued pursuant to this Section 2.06 shall constitute Class A Loans for all purposes hereunder and under the Indenture and shall be subject to the terms of this Agreement and the Indenture as if such Additional Class A Loans had been incurred on the Closing Date, except that (for the avoidance of doubt) interest shall accrue with respect to any Additional Class A Loans from the applicable Additional Incurrence Date and the spread over the Reference Rate and the price of such Additional Class A Loans do not have to be identical to those of the initial Class A Loans; provided that the Interest Rate on such Additional Class A Loans must not exceed the Interest Rate applicable to the initial Class A Loans.

Section 2.07. Conversion to Class A Notes.

(a) Upon written notice from a Class A Lender to the Loan Agent, the Collateral Trustee and the Borrower, a Class A Lender may elect a Business Day (such Business Day, the “Conversion Date”) upon which all or a portion of the Aggregate Outstanding Amount of the Class A Loans held by such Class A Lender shall be converted into Class A Notes subject to and in accordance with the provisions of Section 2.5(p) of the Indenture and this Agreement; provided that (x) the Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such earlier date as may be reasonably agreed to by such Class A Lender, the Loan Agent and the Collateral Trustee) and may not be between a Record Date or a Determination Date (whichever is earlier) and a Payment Date and (y) such conversion shall be in a Minimum Denomination.

(b) Upon satisfaction of the conditions specified in Section 2.5(p) of the Indenture and this Agreement, the Loan Agent shall cause all or such portion of the Class A Loans to be cancelled, record the conversion in the Loan Register and shall notify the Collateral Trustee, who shall approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of each applicable Person specified in such instructions a beneficial interest in the applicable Class A Note equal to the principal amount of the Class A Loans converted.

(c) Interest accrued on the portion of the Class A Loans so converted since the prior Payment Date (or the Closing Date, if no Payment Date has occurred) shall, as of the Conversion Date, be deemed to have been accrued and unpaid on the Class A Notes since such prior Payment Date (or the Closing Date, if no Payment Date has occurred) and interest on the converted Class A Loans shall thereafter accrue at the Interest Rate applicable to the Class A Notes. If the Conversion Option is exercised during an Interest Accrual Period during which the applicable portion of the Class A Loans has been assigned, the Record Date for the related Payment Date shall determine which Holder or Holders receive any payment made on the Class A Notes on such Payment Date (regardless of whether the Record Date occurred prior to or after the effectiveness of the conversion).

(d) No Class A Notes may be converted into Class A Loans. The Issuer will notify the Rating Agency promptly after the occurrence of the conversion of any Class A Loans into Class A Notes.

Section 2.08. Withholding Tax. If any withholding tax is imposed on the Borrower’ payments (or allocations of income) under the Class A Loans to any Class A Lender, such tax shall reduce the amount otherwise distributable to such Class A Lender. The Loan Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Class A Lender sufficient funds for the payment of any tax (but such authorization shall not prevent the Loan Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Borrower shall, upon the Loan Agent’s request, provide information necessary to determine the nature of any income received and whether any tax or withholding obligations apply. The amount of any withholding tax imposed with respect to any Class A Lender shall be treated as cash distributed to such Class A Lender at the time it is withheld by the Loan Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution and the Loan Agent has not received documentation from such Class A Lender showing an exemption from withholding, the Loan Agent shall withhold such amounts in accordance with this Section 2.08. If any Class A Lender wishes to apply for a refund of any such withholding tax, the Loan Agent shall reasonably cooperate with such Class A Lender in making such claim so long as such Class A Lender agrees to reimburse the Loan Agent for any reasonable and documented out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Loan Agent to determine the amount of any tax or withholding obligation on the part of the Borrower or in respect of the Class A Loans.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

(a) The Borrower represents and warrants to the Class A Lenders, the Loan Agent, the Collateral Manager and the Collateral Trustee that:

(i) The Borrower is a limited liability company, duly formed and validly existing and in good standing under the law of the State of Delaware.

(ii) It has the power to execute and deliver this Agreement and the Indenture and to perform its obligations under this Agreement and the Indenture and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Assuming (A) that all representations and warranties of the Class A Lenders in this Agreement are true and correct and assuming compliance by each such Class A Lender with applicable transfer restriction provisions and other provisions herein and in the Indenture and (B) that all representations and warranties of all of the holders of the Debt in the Indenture (whether deemed or delivered in any representation letter required under the Indenture) are true and correct and assuming compliance by each holder of Debt with applicable transfer restriction provisions and other provisions in the Indenture, (x) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, in each case other than any violation or conflict that would not reasonably be expected to have a material adverse effect on its business or financial condition or its ability to perform its obligations under the Transaction Documents, (y) all governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement and the Indenture have been obtained and are in full force and effect and all conditions of any such consents have been complied with, in each case other than any failure to do so that would not reasonably be expected to have a material adverse effect on its business or financial condition or its ability to perform its obligations under the Transaction Documents and (z) it is not required to register as an investment company under the Investment Company Act of 1940, as amended.

(iv) Its obligations under this Agreement and the Indenture constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) The Loan Agent hereby represents and warrants that:

(i) the Loan Agent is duly organized and validly existing under the laws of its jurisdiction of formation, with power and authority to execute, deliver and perform its obligations hereunder and under the Indenture, and is duly eligible and qualified to act as Loan Agent hereunder and under the Indenture;

(ii) this Agreement has been duly authorized, executed and delivered by the Loan Agent, and constitutes the valid and binding obligation of the Loan Agent, enforceable against it in accordance with its terms except (A) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; and

(iii) neither the execution or delivery by the Loan Agent of this Agreement, nor performance by the Loan Agent of its obligations hereunder and under the Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law governing the Loan Agent which has not been obtained.

Section 3.02. Several Representations and Covenants of Each Class A Lender. Each Class A Lender severally represents and warrants (as to itself only) to the Borrower, the Loan Agent, the Collateral Manager and the Collateral Trustee, as of the date hereof, as of the date each transferee becomes a Class A Lender in accordance with Section 7.03 hereof and as of the date of each Class A Loan, and covenants as follows:

(a) It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(b) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(c) Its execution and delivery of this agreement and its performance of its obligations hereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except in each case for any violation or conflict as would not have a material and adverse effect on its performance of its obligations hereunder.

(d) Such Class A Lender is capable of evaluating the merits and risks of a lending of the Debt. Such Class A Lender is able to bear the economic risks of lending the Debt, including the loss of all or a substantial part of its investment under certain circumstances. Such Class A Lender has had access to such information concerning the Borrower, the Collateral Manager, the Placement Agent, the Bank and the Debt as it deems necessary or appropriate to make an informed credit decision, including an opportunity to ask questions and receive information from the Borrower, the Collateral Manager, the Placement Agent, the Bank or any of their respective Affiliates, and it has received all information that it has requested concerning its lending of the Debt. Such Class A Lender has, to the extent it deems necessary, consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors with respect to its lending of the Debt.

(e) Such Class A Lender agrees that in connection with its lending of the Class A Loans that (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such Class A Lender; (B) such Class A Lender is not relying, and will not rely (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Transaction Parties or any of their respective Affiliates other than any statements in the final Offering Circular (if any) and the Transaction Documents, and such beneficial owner has read and understands the final Offering Circular (if any) (including, without limitation, the descriptions therein of the structure of the transaction in which the Debt is being issued and the risks to purchasers of the Debt) and the Transaction Documents; (C) such Class A Lender has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Agreement or the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective affiliates.

(f) Such Class A Lender is a commercial bank, insurance company, fund or other financial institution that is a Qualified Institutional Buyer and a Qualified Purchaser; provided that it understands that by entering into the transactions contemplated hereby it is making a loan under a commercial credit facility and that by making the foregoing representation no Class A Lender is characterizing the transactions contemplated herein as the making of an investment in “securities” as defined in the Securities Act (and each Class A Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law).

(g) (i) Such Class A Lender is acquiring its interest in such Class A Loans as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (ii) such Class A Lender was not formed for the purpose of investing in the Debt; (iii) such Class A Lender understands that the Borrower may receive a list of participants holding interests in the Debt from one or more book entry depositories; (iv) such Class A Lender will hold and transfer at least the Minimum Denomination of such Class A Loans; (v) such Class A Lender is a sophisticated investor and is purchasing the Debt with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (vi) such Class A Lender will provide notice of the relevant transfer restrictions to subsequent transferees; (vii) if it is not a U.S. person, it is not acquiring any Debt as part of a plan to reduce, avoid or evade U.S. federal income tax; (viii) none of the Transaction Parties or any of their respective Affiliates has given it (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of the Debt or of the Indenture or of this Agreement; (ix) the Class A Lender has determined that the rates, prices or amounts and other terms of the purchase and sale of the Debt reflect those in the relevant market for similar transactions; (x) the Class A Lender is not a (A) partnership, (B) common trust fund or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; and (xi) subject to Section 7.03(e) and (f), the Class A Lender agrees that it will not hold any Debt for the benefit of any other Person, that it will at all times be the sole beneficial owner of the Debt for purposes of the Investment Company Act and all other purposes and that the beneficial owner will not sell participation interests in the Debt or enter into any other arrangement pursuant to which any other Person will be entitled to a beneficial interest in the distributions on the Debt.

(h) Such Class A Lender understands that any transfer of any interest in the Debt may be made only pursuant to an exemption from registration or qualification under the Securities Act and any applicable state or foreign securities laws and in compliance with the transfer restrictions set forth in Section 2.5 of the Indenture.

(i) Such Class A Lender represents, acknowledges and agrees to the tax-related transfer restrictions set forth in Section 2.12 of the Indenture.

(j) (i) If such Class A Lender is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Class A Loans (or interests therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (ii) if such Class A Lender is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Class A Loans (or interests therein) will not constitute or result in a violation of any such Other Plan Law.

(k) If such Class A Lender is, or is acting on behalf of, a Benefit Plan Investor, (i) none of the Transaction Parties or any of their respective affiliates, has provided and none will provide any investment recommendation or investment advice to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with the decision to invest in the Class A Loans, and they are not otherwise undertaking to act as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s investment in the Class A Loans, and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Class A Loans.

(l) Such Class A Lender understands that such Class A Loans are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Class A Loans have not been and will not be registered or qualified under the Securities Act or any state securities laws, and, if in the future such beneficial owner decides to reoffer, resell, pledge or otherwise transfer such Class A Loans, such Class A Loans may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and this Agreement. Such Class A Lender acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Class A Loans. Such Class A Lender understands that the Borrower has not been registered under the Investment Company Act, and that the Borrower is exempted from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(m) Such Class A Lender shall not, at any time, offer to buy or offer to sell the Debt by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(n) Such Class A Lender will provide the Borrower or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as necessary.

(o) If such Class A Lender is acquiring any Debt in a transaction that would comprise a sale of securities in Florida, such beneficial owner is either (A) a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) or (B) both (1) an “Institutional Accredited Investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (2) a bank, trust company, savings institution, insurance company, dealer, investment company (as defined in the Investment Company Act), pension or profit-sharing trust within the meaning of Section 517.061(9) of the Florida Securities and Investor Protection Act.

(p) Such Class A Lender understands that the representations made in this Section 3.02 will be deemed to be made on each day from the date that such Class A Lender acquires an interest in the Class A Loans until the date it has disposed of its interests in such Class A Loans. In the event that any representation in this Section 3.02 becomes untrue, such Class A Lender will immediately notify the Loan Agent.

(q) Such Class A Lender agrees not to seek to commence against the Borrower, an involuntary bankruptcy proceeding before a year and a day has elapsed since the payment in full to the holders of the Debt issued (or incurred, as applicable) pursuant this Class A Credit Agreement and the Indenture or, if longer, the applicable preference period (plus one day) then in effect.

(r) Such Class A Lender agrees that (a)(i) the express terms of the Indenture govern the rights of the holders to direct the commencement of a Proceeding against any Person, (ii) the Indenture contains limitations on the rights of the holders to direct the commencement of any such Proceeding and (iii) each beneficial owner shall comply with such express terms if it seeks to direct the commencement of any such Proceeding, (b) there are no implied rights under this Agreement or the Indenture to direct the commencement of any such Proceeding and (c) notwithstanding any provision of this Agreement or the Indenture, or any provision of the Debt or of any other agreement, the Borrower shall be under no duty or obligation of any kind to the holders of the Debt (or of any interest therein), or any of them, to institute any legal or other Proceedings of any kind, against any person or entity, including, without limitation, the Borrower, the Bank, the Collateral Manager or the Calculation Agent.

(s) Such Class A Lender agrees that (i) any sale, pledge or other transfer of the Class A Loans (or any interest therein) made in violation of the transfer restrictions set forth herein or the Indenture or made based upon any false or inaccurate representation made by such Class A Lender or a transferee to the Borrower will be null and void ab initio and of no force or effect and (ii) none of the Borrower, the Collateral Manager, the Placement Agent, the Bank or any of their respective affiliates has any obligation to recognize any sale, pledge or other transfer of the Class A Loans (or any interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation.

(t) It will comply with the provisions of the Indenture applicable to it as a Holder.

(u) To the extent required by the Borrower, as determined by the Borrower or the Collateral Manager on behalf of the Borrower, the Borrower may, upon written notice to the Loan Agent, impose additional transfer restrictions on the Class A Loans to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of Debt to make such representations to the Borrower as may be required in connection with such compliance.

ARTICLE IV

CONDITIONS

Section 4.01. Closing Date. The obligations of the Class A Lenders to make Class A Loans on the Closing Date shall not become effective until the time on the Closing Date that (x) the Indenture and this Agreement are executed and delivered, (y) the conditions precedent to issuance or incurrence of the Debt, as applicable, set forth in Section 3.1 of the Indenture have been satisfied and (z) the Class A Loans have been assigned a rating of “AAA (sf)” by S&P. The obligations of the Class A Lenders to fund Additional Class A Loans on any Additional Incurrence Date shall be subject to (1) receipt of a request in writing for such Class A Loans no less than two (2) Business Days prior to such Additional Incurrence Date from the Borrower, and the satisfaction of the conditions to the issuance or incurrence of Additional Debt, as applicable, set forth in Section 3.2 of the Indenture, and (2) the Additional Class A Loans have been assigned a rating of “AAA (sf)” by S&P.

ARTICLE V

THE LOAN AGENT

Section 5.01. Appointment. Each of the Class A Lenders hereby irrevocably appoints the Loan Agent as its agent and authorizes the Loan Agent to take such actions on its behalf and to exercise such powers as are delegated to the Loan Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Section 5.02. Certain Duties and Responsibilities.

(a) The Loan Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Loan Agent and the Loan Agent shall satisfy those duties expressly set forth herein so long as it acts in good faith and without gross negligence or willful misconduct.

(b) Each of the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee under the Indenture, shall also apply to the Loan Agent under this Agreement, mutatis mutandis.

(c) To help fight the funding of terrorism and money laundering activities, the Loan Agent will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Loan Agent. The Loan Agent will ask for the name, address, tax identification number and other information that will allow the Loan Agent to identify the individual or entity who is establishing the relationship or opening the account. The Loan Agent may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided.

(d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Loan Agent shall be subject to the provisions of this Section 5.02.

Section 5.03. Compensation.

(a) The Borrower agrees, subject to Section 5.03(b):

(i) to pay the Loan Agent on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Loan Agent in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Loan Agent in accordance with any provision of this Agreement or the Indenture (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Loan Agent’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager; and

(iii) to indemnify the Loan Agent and its officers, directors, employees and agents for, and to hold them harmless against, any loss, claim, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of any of the Loan Agent’s obligations or duties under this Agreement or the performance of its duties hereunder or under the Indenture, including the costs and expenses of defending themselves (including reasonable attorneys’ fees and costs) against any claim or liability in connection with the administration, exercise or performance of any of its powers or duties hereunder and under any other agreement or instrument related hereto (including claims by or against the Borrower and costs incurred enforcing this indemnity).

(b) Any amounts payable to the Loan Agent pursuant to this Agreement shall constitute Administrative Expenses of the Borrower. The Loan Agent shall receive amounts pursuant to this Section 5.03 and any other amounts payable to it hereunder or under the Indenture or in any of the Transaction Documents to which the Loan Agent is a party only as provided in the Priority of Payments but only to the extent that funds are available for the payment thereof. Subject to Section 5.04, the Loan Agent shall continue to serve as Loan Agent under this Agreement notwithstanding the fact that the Loan Agent shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Loan Agent’s rights under Section 5.03. No direction by the Class A Lenders shall affect the right of the Loan Agent to collect amounts owed to it under this Agreement. If, on any date when a fee or an expense shall be payable to the Loan Agent pursuant to this Agreement, insufficient funds are available for the payment thereof, any portion of a fee, indemnity or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Loan Agent hereby agrees not to cause the filing of an involuntary petition in bankruptcy for the non-payment to the Loan Agent of any amounts provided by this Section 5.03 until at least one year, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Debt issued under the Indenture or incurred under this Agreement; provided that the foregoing shall not prohibit the filing of proofs of claim in any such action that is filed or commenced by a person other than the Loan Agent or any Affiliate thereof.

(d) The Borrower’s payment obligations to the Loan Agreement under this Section 5.03 shall be secured by the lien of this Agreement and the Indenture payable in accordance with the Priority of Payments, and shall survive the termination of this Agreement and the Indenture and the resignation or removal of the Loan Agent (to the extent of any fees or indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such termination, resignation or removal).

Section 5.04. Resignation and Removal; Appointment of a Successor.

(a) No resignation or removal of the Loan Agent and no appointment of a successor Loan Agent pursuant to this Section 5.04 shall become effective until the acceptance of appointment by the successor Loan Agent pursuant to Section 5.05.

(b) The Loan Agent may not resign except upon (i) the Loan Agent’s determination that (A) the performance of its duties under this Agreement is or becomes impermissible under applicable law and (B) there is no reasonable action that the Loan Agent could take to make the performance of its duties hereunder permissible under applicable law or (ii) obtaining the prior written consent of the Collateral Manager prior to an Event of Default or the prior written consent of a Majority of the Controlling Class after an Event of Default (in each case, such consent shall not be unreasonably withheld). Upon receiving notice of such resignation, the Borrower shall use commercially reasonable efforts to promptly appoint a successor loan agent or loan agents that are eligible in accordance with Section 6.9 of the Indenture by written instrument, in duplicate, executed by an Authorized Officer of the Borrower, one copy of which shall be delivered to the Loan Agent so resigning and one copy to the successor Loan Agent or Loan Agents, together with a copy to each Class A Lender and the Collateral Manager; provided that such successor Loan Agent shall be appointed only upon the Act of a Majority of the Class A Loans. If no successor Loan Agent shall have been appointed and an instrument of acceptance by a successor Loan Agent shall not have been delivered to the Loan Agent within 30 days after the giving of such notice of resignation, the resigning Loan Agent or any Class A Lender, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Loan Agent that is eligible in accordance with Section 6.9 of the Indenture.

(c) If at any time:

(i) the Loan Agent shall cease to be eligible in accordance with Section 6.9 of the Indenture and shall fail to resign after written request therefor by the Borrower or by any Class A Lender; or

(ii) The Loan Agent shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Loan Agent or of its property shall be appointed or any public officer shall take charge or control of the Loan Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 5.04(a)), (i) the Borrower, by Issuer Order, may remove the Loan Agent, or (ii) any Class A Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Loan Agent and the appointment of a successor Loan Agent.

(d) If the Loan Agent shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Loan Agent for any reason (other than resignation), the Borrower, by Issuer Order, shall use commercially reasonable efforts to appoint a successor Loan Agent within 30 days after such removal or incapability or the occurrence of the vacancy. If the Borrower shall fail to appoint a successor Loan Agent within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Loan Agent may be appointed by a Majority of the Class A Lenders by written instrument delivered to the Borrower and the retiring Loan Agent. The successor Loan Agent so appointed shall, forthwith upon its acceptance of such appointment, become the successor Loan Agent and supersede any successor Loan Agent proposed by the Borrower. If no successor Loan Agent shall have been so appointed by the Borrower or such Class A Lenders and shall have accepted appointment in the manner hereinafter provided, the retiring Loan Agent or any Class A Lender may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Loan Agent.

(e) The Borrower shall give prompt notice of each resignation and each removal of the Loan Agent and each appointment of a successor Loan Agent by mailing written notice of such event to the Collateral Manager, to the Rating Agency and to the Class A Lenders as their names and addresses appear in the Loan Register. Each notice shall include the name and address of the successor Loan Agent. If the Borrower fails to mail such notice within ten days after acceptance of appointment by the successor Loan Agent, the successor Loan Agent shall cause such notice to be given at the expense of the Borrower.

Section 5.05. Acceptance of Appointment by Successor. Every successor Loan Agent appointed hereunder shall execute, acknowledge and deliver to the Borrower and the retiring Loan Agent an instrument accepting such appointment. Upon delivery of the required instrument, the resignation or removal of the retiring Loan Agent shall become effective and such successor Loan Agent, without any other act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of the retiring Loan Agent; provided that upon request of the Borrower or a Majority of the Class A Loans or the successor Loan Agent, such retiring Loan Agent shall, upon payment of its fees and expenses then unpaid, execute and deliver an instrument transferring to such successor Loan Agent all the rights, powers, duties and obligations of the retiring Loan Agent.

Section 5.06. Loan Agent Criteria. The Loan Agent, and any entity appointed as a successor Loan Agent, shall be eligible in accordance with Section 6.9 of the Indenture. If at any time the Loan Agent shall cease to be eligible in accordance with Section 6.9 of the Indenture, it shall resign immediately in the manner and with the effect hereinafter specified in this Article V.

ARTICLE VI

CLASS A LOAN EVENT OF DEFAULT

Section 6.01. Class A Loan Event of Default.

(a) If an Event of Default under Section 5.1 of the Indenture shall have occurred and be continuing (such occurrence, a “Class A Loan Event of Default”), the Borrower shall immediately, upon notice or knowledge thereof, notify the Collateral Trustee, the Loan Agent and each Class A Lender thereof in writing.

(b) Upon the occurrence of a Class A Loan Event of Default and the acceleration of the Borrower’s obligations under the Indenture pursuant to the terms of Section 5.2 of the Indenture, the unpaid principal amount of the Class A Loans, together with the interest accrued thereon and all other amounts payable by the Borrower hereunder in respect of the Class A Loans, shall automatically become immediately due and payable by the Borrower hereunder, subject to and in accordance with the applicable provisions of the Indenture, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that upon the rescission or annulment of the related Event of Default and acceleration under the Indenture in accordance with the terms thereof, any such acceleration shall automatically be rescinded and annulled for all purposes hereunder; provided that no such action shall affect any subsequent Default or Class A Loan Event of Default or impair any right consequent thereon. For the avoidance of doubt, the obligations under this Agreement in respect of the Class A Loans shall not be accelerated prior to maturity unless the Borrower’s obligations under the Indenture have been concurrently accelerated.

Section 6.02. Rights Under Indenture; Remedies Cumulative.

(a) Each Class A Lender shall have the right to exercise any and all rights of the Class A Lenders set forth in the Indenture, including but not limited to enforcement of rights following an Event of Default under the Indenture and exercise of such rights shall not preclude any Class A Lender from exercising any of its rights hereunder.

(b) No remedy conferred in this Agreement or in the Indenture upon any Class A Lender is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(c) No course of dealing between the Borrower and any Class A Lender and no delay or failure in exercising any rights hereunder or under the Indenture in respect thereof shall operate as a waiver of any of the rights of any Class A Lender.

(d) Each Class A Lender hereby acknowledges and agrees that any Money collected by the Collateral Trustee with respect to the Debt pursuant to Article V of the Indenture and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Debt hereunder and under the Indenture shall be applied, subject to Section 13.1 of the Indenture and in accordance with the Priority of Payments, at the date or dates fixed by the Collateral Trustee pursuant to the Indenture.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All notices and other communications provided for herein (including each consent, notice, direction or request) shall be sufficient for every purpose hereunder if given in accordance with the applicable provisions of Sections 14.3 and 14.4 of the Indenture to the applicable parties at the following addresses:

(a) if to the Borrower, the Collateral Trustee or the Collateral Manager, at its address or fax number set forth in the Indenture;

(b) if to the Loan Agent, at its address set forth on Schedule 2 or at such other address as shall be designated by the Loan Agent in a notice to the Borrower, each Class A Lender, the Collateral Manager and the Collateral Trustee;

(c) if to any Class A Lender, at its address set forth on Schedule 1 (in the case of any initial Class A Lender) or in the Assignment and Acceptance delivered by it; or at such other address as shall be designated by a Class A Lender in a notice to the Borrower, the Collateral Manager, the Loan Agent and the Collateral Trustee; and

(d) if to S&P, in the manner specified in the Indenture.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 7.02. Waivers; Amendments.

(a) Each waiver of any provision of this Agreement and consent to any departure by the Borrower therefrom shall be effective only in the specific instance and for the purpose for which given. The making of a Class A Loan shall not be construed as a waiver of any Event of Default, regardless of whether the Collateral Trustee, the Loan Agent, the Collateral Manager, any Class A Lender or any Debtholder may have had notice or knowledge of such Event of Default at the time.

(b) This Agreement may only be waived, amended or modified in writing by the Borrower, the Collateral Trustee and the Loan Agent, subject to and in accordance with Article VIII of the Indenture.

(c) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

Section 7.03. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and transferees) any benefit or any legal or equitable right, remedy or claim under or by reason of this Agreement. Any purported transfer not in compliance with this Section 7.03 shall be null and void.

(b) The Borrower may not assign or delegate any of their rights or obligations under this Agreement without the prior consent of each Class A Lender, the Loan Agent and the Collateral Trustee; provided that each Class A Lender, the Loan Agent and the Collateral Trustee each hereby acknowledge that, pursuant to the terms of the Collateral Management Agreement, the Borrower have granted the Collateral Manager the right to take certain actions hereunder on its behalf.

(c) Each Class A Lender may transfer to one or more transferees all or a portion of its Class A Loans and the related rights and obligations under this Agreement if (A) with respect to any transfer by a Class A Lender of less than all of its Class A Loans, after giving effect to such transfer, each of the transferor and the transferee shall hold Class A Loans in the Minimum Denomination, (B) all conditions precedent to the transfer of the relevant Class A Loan specified herein and in the Indenture have been satisfied, (C) the parties to such transfer have executed and delivered to the Loan Agent (with a copy to the Collateral Trustee) a duly completed Assignment and Acceptance and the Borrower shall have consented to such transfer (which consent shall not be unreasonably withheld, conditioned or delayed); provided that no such consent shall be required (x) following the occurrence and during the continuance of a Class A Loan Event of Default or (y) for any transfer by a Class A Lender to another Class A Lender, and (D) the Class A Lender effecting the transfer has paid a sum sufficient to Borrower (as determined in the Borrower’s reasonable discretion) as may be necessary to cover any tax or other governmental charge payable by Borrower in connection with such transfer. Upon acceptance and recording pursuant to Section 7.03(d), from and after the effective date specified in each Assignment and Acceptance, (x) the transferee thereunder shall be a party hereto, (y) the Loan Register shall be updated to reflect such transfer and the Collateral Trustee and the Loan Agent shall be notified of such update and (z) to the extent of the interest transferred by such Assignment and Acceptance, the transferee shall have the rights and obligations of a Class A Lender under this Agreement, and the transferring Class A Lender thereunder shall, to the extent of the interest transferred by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the transferring Class A Lender’s rights and obligations under this Agreement and in respect of Class A Loans, such Class A Lender shall cease to be a party hereto). The Borrower shall provide, or cause to be provided, notice of any such transfer to the Rating Agencies. Nothing in this Agreement shall prevent or prohibit any Class A Lender from pledging its Class A Loans to a Federal Reserve Bank in support of borrowings made by such Class A Lender from such Federal Reserve Bank.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by a transferring Class A Lender and a transferee, the Loan Agent shall accept such Assignment and Acceptance and record the Class A Lender identification and amount transferred in the Loan Register. No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Loan Register as provided in this paragraph.

(e) Each Class A Lender may at any time grant participations in any of its rights hereunder to one or more commercial banks, insurance companies, funds or other financial institutions; provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Transaction Documents (the participant’s rights against such Class A Lender in respect of such participation to be those set forth in the agreement executed by such Class A Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Class A Lender had not sold such participation; and provided, further, that, no Class A Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Documents except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Class A Loan in which such participant is participating or waive any Mandatory Prepayment thereof, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant’s participating interest in any Class A Loan over the amount thereof then in effect (it being understood that a waiver of any Default or a Mandatory Prepayment, shall not constitute a change in the terms of any Class A Loan), (y) release all or substantially all of the Assets (in each case, except as expressly provided in the Credit Documents), or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except as provided in Section 5.10 of this Agreement); and provided, further, that, each participation shall be subject to the related participant providing a representation and warranty to the Class A Lender from which it is acquiring its participation that it is a Qualified Purchaser and a Qualified Institutional Buyer and making representations substantially in the form set forth under Section 3.02(d) through (v).

(f) Each Class A Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts of (and stated interest on) each participant’s interest in the Class A Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Class A Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Class A Loans, or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Class A Loan, or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and proposed Section 1.163-5 of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Class A Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Loan Agent (in its capacity as Loan Agent) shall have responsibility for maintaining a Participant Register.

Section 7.04. Survival. All covenants, agreements, representations and warranties made by the Borrower and each Class A Lender herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the Indenture shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Class A Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Trustee, the Loan Agent or any Class A Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Class A Loan or any amount payable under this Agreement or the Indenture in respect of any Class A Loan is outstanding and unpaid.

Section 7.05. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Loan Agent and when the Loan Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax or electronic message shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability in such matter without affecting the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial Right.

(a) THIS AGREEMENT AND ALL DISPUTES ARISING THEREFROM OR RELATING THERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECT (WHETHER IN CONTRACT OR IN TORT) BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CLASS A LOANS OR THIS AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH

ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT AND (III) WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE BORROWER’S AGENT SET FORTH IN SECTION 7.2 OF THE INDENTURE. THE BORROWER AND THE LOAN AGENT AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Each party (other than the Borrower) to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) THE LOAN AGENT, THE CLASS A LENDERS AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE CLASS A LOANS OR ANY OTHER RELATED DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LOAN AGENT OR THE BORROWER. EACH OF THE BORROWER, THE LOAN AGENT AND THE CLASS A LENDERS ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT OR ACCEPTING ANY OF THE BENEFITS OF THE CLASS A LOANS.

Section 7.08. Benefits of Indenture. Each of the Class A Lenders hereby acknowledges and approves the pledge and assignment by the Borrower of all of its right, title and interest in, to and under this Agreement to the Collateral Trustee for the benefit and security of the Secured Parties pursuant to the Indenture.

Section 7.09. Headings. Article and Section headings (including those used in cross-references herein) and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 7.10. Recourse against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement of any Class A Lender or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Class A Lender, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Class A Lender contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Class A Lender, and that no personal liability whatsoever shall attach to or be incurred by the any incorporator, stockholder, affiliate, officer, member, manager, partner, employee or director of such Class A Lender, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Class A Lender contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee, member, manager, partner or director of such Class A Lender for breaches by such Class A Lender of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 7.10 shall survive the termination of this Agreement.

Section 7.11. Limited-Recourse Obligations. The Class A Loans and all obligations of the Borrower under this Agreement are at all times limited-recourse obligations of the Borrower. The Class A Loans are payable solely from the Assets and other assets pledged by the Borrower to secure the Debt. Upon realization of the Assets and such other assets and the application of the proceeds thereof in accordance with the Indenture, any outstanding obligations of the Borrower hereunder shall be extinguished and shall not thereafter revive. None of the Collateral Manager, the Collateral Trustee, the Loan Agent, any of their respective affiliates, security holders (including shareholders), members, partners, officers, directors or employees, or the security holders (including shareholders), members, partners, officers, directors, employees or incorporators of either of the Borrower, or any other person or entity will be obligated to make payments on the Class A Loans. Consequently, the Class A Lenders must rely solely on amounts received in respect of the Assets and other assets pledged to secure the Debt for the payment of principal thereof and interest thereon. This Section 7.11 shall survive the termination of this Agreement.

Section 7.12. Non-Petition. Notwithstanding any other provision of this Agreement, neither the Loan Agent, in its own capacity, nor any Class A Lender may, prior to the date which is one year and one day (or, if longer, the applicable preference period and one day) after the payment in full of all Class A Loans and the Debt, institute against, or join any other Person in instituting against, the Borrower any involuntary bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 7.12 shall preclude, or be deemed to stop, the Loan Agent or any Class A Lender (i) from taking any action prior to the expiration of the aforementioned one year and one day (or longer) period in (A) any case or proceeding voluntarily filed or commenced by the Borrower or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Loan Agent or a Class A Lender or any Affiliate of either, or (ii) from commencing against the Borrower or any of their properties any legal action which is not a bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, subject to Section 7.11. This Section 7.12 shall survive the termination of this Agreement.

Section 7.13. Appointment of Collateral Trustee. The Class A Lenders hereby appoint the Collateral Trustee to act exclusively as the agent for purposes of perfection of a security interest in the Assets to act as specified in the Indenture and the other Transaction Documents to which the Collateral Trustee is a party. The duties and obligations of the Collateral Trustee under this Section 7.13 shall be as set forth in the Indenture.

Section 7.14. [Reserved].

Section 7.15. Acknowledgment of Indenture Provisions. The Class A Lenders hereby acknowledge and agree to the provisions of the Indenture expressly applicable to the Class A Lenders.

Section 7.16. USA Patriot Act Notice. The Class A Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Class A Lenders to identify the Borrower in accordance with the Act.

Section 7.17. Termination. This Agreement will automatically terminate upon the conversion of the entire Aggregate Outstanding Amount of the Class A Loans into Class A Notes in accordance with Section 2.07.

[Remainder intentionally left blank | Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HLEND CLO 2025-3, LLC, as Borrower

By: HPS Corporate Lending Fund, its Manager

By: HPS Advisors, LLC, its advisor

By:	/s/ Edward Dale
Name: Edward Dale
Title: Managing Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

[Signature Page to Class A Credit Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Loan Agent

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

[Signature Page to Class A Credit Agreement]

APPLE BANK, as a Class A Lender

By:	/s/ Burt Feinberg
Name: Burt Feinberg
Title: Managing Director

[Signature Page to Class A Credit Agreement]

SCHEDULE 1

CLASS A LENDER INFORMATION

[Intentionally Omitted]

Sch. 1

SCHEDULE 2

LOAN AGENT INFORMATION

[Intentionally Omitted]

Sch. 2

EXHIBIT A

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Class A Credit Agreement dated as of March 5, 2025 (as modified and supplemented and in effect from time to time, the “Class A Credit Agreement”) among HLEND CLO 2025-3, LLC, a Delaware limited liability company (the “Borrower”), the Class A Lenders party thereto (the “Lenders”) and U.S. Bank Trust Company, National Association, as Loan Agent (the “Loan Agent”), relating to the Class A Loan made thereunder and secured under the Indenture and Security Agreement, dated as of March 5, 2025 (as modified and supplemented and in effect from time to time, the “Indenture”) entered into by the Borrower and U.S. Bank Trust Company, National Association, as collateral trustee (together with any successor under the Indenture, the “Collateral Trustee”). Terms used but not defined herein have the respective meanings given to such terms in (or incorporated by reference in) the Class A Credit Agreement.

The Assignor named on the signature pages hereof (the “Assignor”) hereby sells and assigns to the Assignee named on the signature pages hereof (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Class A Credit Agreement, including, without limitation, the interests set forth below in the Class A Loan held by (and outstanding principal amount of the Class A Loan held by) the Assignor on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Class A Credit Agreement and the Indenture. From and after the Assignment Date (A) the Assignee shall be a party to and be bound by the provisions of the Class A Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Class A Credit Agreement. The Assignor hereby represents and warrants to the Assignee that, as of the Assignment Date, the Assignor owns the Assigned Interest free and clear of any lien or other encumbrance. The Assignee hereby makes to the Assignor, the Borrower, the Collateral Manager, the Collateral Trustee and the Loan Agent all of the representations and warranties, and agrees to comply with the applicable covenants of the Class A Lenders, set forth in Section 3.02 of the Class A Credit Agreement.

Each of the parties hereby covenants and agrees that so long as the Assignee is a registered Lender:

(1) it waives any right to set-off and to appropriate and apply any and all deposits and any other indebtedness at any time held or owing thereby to or for the credit or the account of the Assignee against and on account of the obligations and liabilities of the Assignee to such party under this Agreement; and

(2) notwithstanding anything to the contrary herein, no provision of this Agreement adversely affecting the rights or duties of the Assignee may be amended or waived without the written consent of the Assignee.

A-1

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Fax No.:

Details of electronic messaging system:

Payment Instructions:

Federal Taxpayer ID No. of Assignee:

Effective Date of Assignment (“Assignment Date”):

	Amount Assigned		Amount Retained
Outstanding Principal Amount of Class A Loan:	U.S.$	[•]	U.S.$	[•]

The terms set forth above are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

A-2

EXHIBIT B

CONFIRMATION OF REGISTRATION

HLEND CLO 2025-3, LLC,

as Borrower,

[DATE]

Re:

Credit Agreement, dated as of March 5, 2025 (the “Credit Agreement”), among HLEND CLO 2025-3, LLC, as borrower (the “Borrower”), U.S. Bank Trust Company, National Association, as collateral trustee (the “Collateral Trustee”) and U.S. Bank Trust Company, National Association, as loan agent (the “Loan Agent”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement

The Loan Agent hereby confirms that it has registered the principal amount of the A Loan in the name specified below, in the Loan Register. This Confirmation of Registration is provided for informational purposes only; ownership of such Class A Loan shall be determined conclusively by the Loan Register. To the extent of any conflict between this Confirmation of Registration and the Loan Register, the Loan Register shall control. This is not a security certificate.

Amount of Loan:	U.S.$[ ]

Registered Name of Lender:	[ ]

Address of Lender:	[ ]
[ ]
[ ]
[ ]

Wire Instructions of Lender:	[ ]

Transaction Date	Transaction Description	Loan Amount

B-1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Loan Agent

By:	________________________________
Name:
Title:

B-2

EXHIBIT C

Form of Borrowing Request

[ ∎ ], 2025

[Apple Bank, as Lender

Loan Administration

122 East 42nd Street 9th Floor

New York, New York 10168

Attention: Burt Feinberg

Email: bfeinberg@applebank.com

Cbk-loanadministration@applebank.com

notices@applebank.com]

Ladies and Gentlemen:

Reference is hereby made to that certain credit agreement, dated as of March 5, 2025, 2025 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among HLEND CLO 2025-3, LLC, as borrower (the “Borrower”), the Lenders party thereto and U.S. Bank Trust Company, National Association, as loan agent (the “Loan Agent”) and as collateral trustee (the “Collateral Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

Pursuant to Section 2.01 of the Credit Agreement, we hereby request that you make available $[ ∎ ] with respect to your Secured Loan no later than 10:00 a.m. (New York time) on [ ∎ ], 2025 to the following account:

Wire Instructions:

Bank Name:	U.S. Bank N.A.
ABA:	091000022
Account #:	167502459685
Account Name:	HLEND CLO 2025-3, LLC
Reference:	HLEND CLO 2025-3, LLC

Initial Benchmark:	Term SOFR
First Interest Accrual Period Start Date:	[ ∎ ], 2025
First Interest Accrual Period End Date:	[ ∎ ], 2025
First Interest Accrual Period Benchmark:	An interpolation between 1-Month and 3-Month Term SOFR

B-1

Very truly yours,

HLEND CLO 2025-3, LLC,

By: HPS Corporate Lending Fund, its Manager
By: HPS Advisors, LLC, its advisor

By:
Name:
Title:

cc: U.S. Bank Trust Company, National Association, as Collateral Trustee and Loan Agent

8 Greenway Plaza, Suite 1100

Houston, Texas 77046

B-2